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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-34595 of Let's Talk Cellular & Wireless, Inc. (formerly Let's Talk Cellular of America, Inc.) on Form S-1 of our report dated October 31, 1995 (October 20, 1997 as to the effects of the stock split discussed in Note 18) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Miami, Florida
November 21, 1997